UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 16, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”), in its capacity as Administrator of the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, granted restricted stock units which vest based on satisfaction of performance targets to be known as “performance share units” or “PSUs” pursuant to a Performance Share Unit Agreement consistent with the form filed herewith as Exhibit 10.1 (the “PSU Agreement”). The PSUs will vest and be paid out in shares of Class A common stock at the end of a performance period based on achievement of certain pre-determined goals relating to the performance of the Company. The PSUs vest and will be paid out at 25% if the threshold goal is achieved, 100% if the target goal is achieved and 200% if the maximum goal is achieved or exceeded. Achievement between goals will be interpolated linearly. If the threshold goal is not achieved, then the PSUs will be forfeited and none will vest. Upon vesting, the Company will deliver to the holder of the PSUs a number of shares of Class A common stock of the Company equal to the number of PSUs that vested.

The PSUs granted on March 16, 2011 vest based on attainment of performance goals which generally are based on Adjusted EBITDA less a specified percentage of the Company’s average invested capital for each year of the three year performance period ending December 31, 2013. For this purpose Adjusted EBITDA is defined to be consistent with the definition used in the Company’s 10-K for the year ending December 31, 2010, but with net income (loss) calculated in accordance with GAAP as in effect on the date of grant of the PSUs, and average invested capital is defined to include net working capital and long-term assets, with adjustments for rabbi trust funded nonqualified deferred compensation plans, but excluding cash and short-term investments over a specified limit and unimproved land with a value less than a specified amount.

In the future, the Committee may change the performance goals upon which future PSU grants may vest, but any such future PSU grants will otherwise be consistent with the terms of the form PSU Agreement.

The following lists the named executive officers of the Company who received PSU grants on March 16, 2011 and the target number of shares of Class A common stock of the Company subject to such grants:

Mark S. Hoplamazian	31,943

Harmit J. Singh	11,978

H. Charles Floyd	15,173

Rakesh K. Sarna	15,173

Stephen G. Haggerty	11,978

The foregoing description of the March 16, 2010 PSU grant is qualified in its entirety by reference to the terms of the form PSU Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Performance Share Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: March 21, 2011	By:	/s/ Harmit J. Singh
Harmit J. Singh
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Description

10.1	Form of Performance Share Unit Agreement